Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation of our report dated March 31, 2008 relating to the consolidated financial statements of Cyberkinetics Neurotechnology Systems, Inc. as of and for the years ended December 31, 2007 and 2006, included in this Form 10-KSB, into the Company's previously filed Registration Statements on Forms S-8 (File Nos. 333-127557 and 333-124928).

/s/ VITALE, CATURANO & COMPANY, LTD.
Boston, Massachusetts
March 31, 2008